Exhibit 21.1

                            BUCKEYE TECHNOLOGIES INC.

                         Subsidiaries of the Registrant

Buckeye Technologies Inc. (Registrant)

               Domestic Subsidiaries                  State of Incorporation or
                                                             Organization
-------------------------------------------------  -----------------------------
         BFC 2 Inc.                                        Florida
         BFC 3 LLC                                         Delaware
         BFOL 2 Inc.                                       Florida
         BFOL 3 LLC                                        Delaware
         BKI Asset Management Corporation                  Delaware
         BKI Finance Corporation                           Tennessee
         BKI Holding Corporation                           Delaware
         BKI International Inc.                            Delaware
         BKI Lending Inc.                                  Delaware
         BKI South America LLC                             Delaware
         Buckeye Florida Corporation                       Delaware
         Buckeye Florida, Limited Partnership              Delaware
         Buckeye Lumberton Inc.                            North Carolina
         Buckeye Mt. Holly LLC                             Delaware
         Buckeye Receivables Inc.                          Delaware
         Buckeye Technologies Canada Inc.                  Delaware
         Merfin Systems Inc.                               Delaware

                Foreign Subsidiaries                       Jurisdiction
-------------------------------------------------  -----------------------------
         Buckeye Americana Ltda.                           Brazil
         Buckeye (Barbados) Ltd.                           Barbados
         Buckeye Canada Co.                                Nova Scotia
         Buckeye Canada                                    British Columbia
         Buckeye Finland OY                                Finland
         Buckeye France SARL                               France
         Buckeye Holdings GmbH                             Germany
         Buckeye Iberica S.A.                              Spain
         Buckeye Italia S.r.l.                             Italy
         Buckeye Nova Scotia Co.                           Nova Scotia
         Buckeye S.A.                                      Switzerland
         Buckeye Steinfurt GmbH                            Germany
         Buckeye Technologies GmbH                         Germany
         Buckeye Technologies Ireland Ltd.                 Ireland
         Buckeye (U.K.) Limited                            England
         Merfin Europe A.S.                                Czech Republic